Exhibit 99.1

FOR IMMEDIATE RELEASE
Forrester Research Reports Second-Quarter Financial Results
Cambridge, Mass., July 29, 2010 . . . Forrester Research, Inc. (Nasdaq: FORR) today announced its second quarter ended June 30, 2010 financial results.
Second-Quarter Financial Performance
•	Total revenues were $64.7 million, compared with $61.6 million for the second quarter of last year.
•	On a GAAP-reported basis, Forrester reported net income of $6.9 million, or $0.30 per diluted share, compared with net income of $6.2 million, or $0.27 per diluted share, for the same period last year. The effective tax rate for the second quarter of 2010 was 39 percent compared with 48 percent for the same period last year.
•	On a pro forma basis, net income was $8.2 million, or $0.35 per diluted share, for the second quarter of 2010, which reflects a pro forma effective tax rate of 40 percent. Pro forma net income excludes stock-based compensation of $1.4 million and amortization of $0.9 million of acquisition-related intangible assets. This compares with pro forma net income of $8.8 million, or $0.38 per diluted share, for the same period in 2009, which reflects a pro forma effective tax rate of 40 percent. Pro forma net income for the second quarter of 2009 excludes stock-based compensation of $1.3 million, amortization of $0.7 million of acquisition-related intangible assets and net investment losses of $1.0 million.
“We had a robust second quarter,” said George F. Colony, Forrester’s chairman of the board and chief executive officer. “All of our key client metrics continue to trend upward, so we are increasing guidance for the full year and reinvesting in the business. Forrester’s financial performance year-to-date continues to demonstrate that our role-based strategy resonates with our clients now more than ever.”
Six-Month Period Ended June 30, 2010, Financial Performance
•	Total revenues were $123.8 million, compared with $118.0 million for the same period last year.
•	On a GAAP-reported basis, Forrester reported net income of $12.7 million, or $0.55 per diluted share for the six months ended June 30, 2010, compared with net income of $8.8 million, or $0.38 per diluted share, for the same period last year. The effective tax rate for the six-month period of 2010 was 38 percent compared with 46 percent for the same period last year.

Forrester Research Q2, 2010 Results
•	On a pro forma basis, net income was $14.5 million, or $0.63 per diluted share, for the six months ended June 30, 2010, which reflects a pro forma effective tax rate of 40 percent. Pro forma net income excludes stock-based compensation of $2.5 million, amortization of $1.8 million of acquisition-related intangible assets, $0.3 million of acquisition-related credits and net investment gains of $0.5 million. This compares with pro forma net income of $15.0 million, or $0.65 per diluted share, for the same period in 2009, which reflects a pro forma effective tax rate of 40 percent. Pro forma net income for the six months ended June 30, 2009 excludes stock-based compensation of $3.5 million, amortization of $1.3 million of acquisition-related intangible assets, $3.1 million of reorganization costs and net investment losses of $1.0 million.
A reconciliation of GAAP results to pro forma results may be found in the attached financial tables.
Forrester is providing third-quarter 2010 financial guidance as follows:
Third-Quarter 2010 (GAAP):
•	Total revenues of approximately $57.5 million to $60.5 million.
•	Operating margin of approximately 8.0% to 10.0%.
•	Other income of approximately $250,000.
•	An effective tax rate of 43 percent.
•	Diluted earnings per share of approximately $0.12 to $0.16.
Third-Quarter 2010 (Pro Forma):
Pro forma financial guidance for the third quarter of 2010 excludes stock-based compensation of $1.1 million to $1.3 million, amortization of acquisition-related intangible assets of approximately $0.9 million, and any investment gains or losses.
•	Pro forma operating margin of approximately 11.5% to 13.5%.
•	Pro forma effective tax rate of 40 percent.
•	Pro forma diluted earnings per share of approximately $0.18 to $0.22.
Forrester is updating full-year 2010 guidance to reflect an increase in revenue, other income and earnings per share as follows:
Full-Year 2010 (GAAP):
•	Total revenues of approximately $244 million to $252 million.
•	Operating margin of approximately 11.0% to 12.0%.
•	Other income of approximately $2.7 million.
•	An effective tax rate of 40 percent.
•	Diluted earnings per share of approximately $0.80 to $0.86.
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Forrester Research Q2, 2010 Results
Full-Year 2010 (Pro Forma):
Pro forma financial guidance for full-year 2010 excludes stock-based compensation expense of approximately $5.0 million, amortization of acquisition-related intangible assets of approximately $3.6 million, and any investment gains or losses.
•	Pro forma operating margin of approximately 14.5% to 15.5%.
•	Pro forma effective tax rate of 40 percent.
•	Pro forma diluted earnings per share of approximately $1.03 to $1.09.
About Forrester Research
Forrester Research, Inc. (Nasdaq: FORR) is an independent research company that provides pragmatic and forward-thinking advice to global leaders in business and technology. Forrester works with professionals in 19 key roles at major companies providing proprietary research, customer insight, consulting, events, and peer-to-peer executive programs. For more than 27 years, Forrester has been making IT, marketing, and technology industry leaders successful every day. For more information, visit www.forrester.com.
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, Forrester’s financial guidance for the third quarter of and full-year 2010. These statements are based on Forrester’s current plans and expectations and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements. Important factors that could cause actual future activities and results to differ include, among others, Forrester’s ability to respond to business and economic conditions, particularly in light of the global economic environment, technology spending, market trends, competition, industry consolidation, the ability to attract and retain professional staff, possible variations in Forrester’s quarterly operating results, any cost savings related to reductions in force and associated actions, risks associated with Forrester’s ability to offer new products and services, and Forrester’s dependence on renewals of its membership-based research services and on key personnel. Forrester undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. For further information, please refer to Forrester’s reports and filings with the Securities and Exchange Commission.
The consolidated statements of income and the table of selected balance sheet and cash flow data are attached.
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Forrester Research Q2, 2010 Results

Contact:

Michael Doyle	Karyl Levinson
Chief Financial Officer	Vice President, Corporate
Communications
Forrester Research, Inc.	Forrester Research, Inc.
+1 617.613.6000	+1 617.613.6262
mdoyle@forrester.com	press@forrester.com
© 2010, Forrester Research, Inc. All rights reserved. Forrester is a trademark of Forrester Research, Inc.
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Forrester Research, Inc.
Consolidated Statements of Income

(Unaudited, In thousands, except per share data)

	Three months ended		Six months ended
	June 30,		June 30,
	2010	2009	2010	2009
Revenues:
Research services	$40,752	$39,025	$80,168	$78,075
Advisory services and other	23,901	22,553	43,665	39,910

Total revenues	64,653	61,578	123,833	117,985

Operating expenses:
Cost of services and fulfillment	24,300	22,791	46,627	45,772
Selling and marketing	20,720	18,372	40,808	36,752
General and administrative	7,720	6,397	14,924	13,369
Depreciation	879	1,144	1,797	2,236
Amortization of intangible assets	905	656	1,810	1,312
Reorganization costs	—	—	—	3,141

Total operating expenses	54,524	49,360	105,966	102,582

Income from operations	10,129	12,218	17,867	15,403

Other income, net	1,148	453	2,223	1,722
Gains (losses) from investments, net	27	(951)	452	(951)

Income before income taxes	11,304	11,720	20,542	16,174
Income tax provision	4,402	5,568	7,868	7,391

Net Income	$6,902	$6,152	$12,674	$8,783

Diluted income per share	$0.30	$0.27	$0.55	$0.38

Diluted weighted average shares outstanding	23,135	22,944	23,006	23,025

Basic income per share	$0.31	$0.27	$0.56	$0.38

Basic weighted average shares outstanding	22,517	22,703	22,453	22,824

Pro forma data (1):
Income from operations	$10,129	$12,218	$17,867	$15,403
Amortization of intangible assets	905	656	1,810	1,312
Reorganization costs	—	—	—	3,141
Acquisition costs (credits)	—	—	(326)	—
Stock-based compensation included in the following expense categories:
Cost of services and fulfillment	607	640	1,056	1,748
Selling and marketing	227	183	471	610
General and administrative	589	477	1,002	1,133

Pro forma income from operations	12,457	14,174	21,880	23,347
Other income, net	1,148	453	2,223	1,722

Pro forma income before income taxes	13,605	14,627	24,103	25,069
Pro forma income tax provision	5,442	5,851	9,641	10,028

Pro forma net income	$8,163	$8,776	$14,462	$15,041

Pro forma diluted income per share	$0.35	$0.38	$0.63	$0.65

Diluted weighted average shares outstanding	23,135	22,944	23,006	23,025

(1)	Forrester believes that pro forma financial results provide investors with consistent and comparable information to aid in the understanding of Forrester’s ongoing business. Our pro forma presentation excludes reorganization costs, amortization of acquisition-related intangible assets, stock-based compensation, net gains or losses from investments and costs or (credits) associated with acquisition activities, as well as their related tax effects. The pro forma data does not purport to be prepared in accordance with Accounting Principles Generally Accepted in the United States.

Forrester Research, Inc.
Consolidated Balance Sheet and Cash Flow Data

(Unaudited, In thousands)

	June 30,	December 31,
	2010	2009

Balance sheet data:
Cash, cash equivalents and marketable investments	$286,982	$259,792
Accounts receivable, net	$39,774	$67,436
Deferred revenue	$108,534	$117,888

	Six months ended
	June 30,
	2010	2009

Cash flow data:
Net cash provided by operating activities	$32,350	$29,366
Cash used for acquisitions	$(1,660)	$(752)
Purchases of property and equipment	$(2,442)	$(2,790)
Repurchases of common stock	$(5,002)	$(10,023)